FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Fourth Amendment”), dated as of May 15, 2018 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”), the lenders party hereto with a 2018 Replacement Term Loan Commitment referred to below (the “Replacement Term Lenders”), Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent (the “Administrative Agent”) and Barclays Bank PLC as the designated lender of 2018 Replacement Term Loans referred to below (the “Designated Replacement Term Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Fourth Amendment).
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of May 21, 2015 (as amended by that First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of March 14, 2017, Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of August 21, 2017, and as further amended, amended and restated, supplemented or otherwise modified to but not including the Fourth Amendment Effective Date as defined below, the “Credit Agreement”);
WHEREAS, on the date hereof, there are outstanding 2017 Replacement Term Loans under the Credit Agreement (the “Existing Term Loans”) in an aggregate principal amount of $1,824,748,125.00;
WHEREAS, pursuant to Section 10.08(e) of the Credit Agreement, the Borrower desires to refinance in full the Existing Term Loans with the proceeds of the 2018 Replacement Term Loans (as defined below) (the “Refinancing”); and
WHEREAS, the Borrower, the Administrative Agent, the Replacement Term Lenders and the other Lenders party hereto wish to amend the Credit Agreement to provide for (i) the Refinancing and (ii) certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Credit Agreement Amendments. Effective as of the Fourth Amendment Effective Date (as defined below):

(a)    The Credit Agreement is hereby amended as follows:
(i)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“2018 Replacement Term Loans” shall be the Term Loans incurred pursuant to the Fourth Amendment.
“2018 Replacement Term Loan Commitment” shall mean the Term Loan Commitment of each Replacement Term Lender to make 2018 Replacement Term Loans pursuant to the Fourth Amendment.
“2018 Replacement Term Loan Commitment Schedule” shall mean the schedule of 2018 Replacement Term Loan Commitments of each Replacement Term Lender provided to the Borrower on the Fourth Amendment Effective Date by the Administrative Agent pursuant to the Fourth Amendment.
“Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of May 15, 2018.
“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.
(ii)    The definition of “Replacement Term Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Replacement Term Lender” shall mean each Lender having a Term Loan Commitment to provide 2018 Replacement Term Loans or, as the case may be, with an outstanding 2018 Replacement Term Loan.
(iii)    The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Margin” shall mean the rate per annum determined pursuant to the following:

Class of Loans	Applicable Margin Eurodollar Loans	Applicable Margin ABR Loans
Term Loans outstanding prior to the Fourth Amendment Effective Date	2.00%	1.00%
2018 Replacement Term Loans	From and after Fourth Amendment Effective Date: 1.75%	From and after the Fourth Amendment Effective Date: 0.75%
Revolving Loans	2.25%	1.25%

(iv)    The definition of “Class” is hereby amended by deleting “2017 Replacement Term Loans” where it appears and replacing such term with “2018 Replacement Term Loans”.
(v)    The definition of “Pari Passu Notes” is hereby amended by deleting “2017 Replacement Term Loans” where it appears and replacing it with “2018 Replacement Term Loans”.
(vi)    The definition of “Repricing Event” is hereby amended by deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2018 Replacement Term Loans”.
(vii)    The definition of “Term Loan” is hereby amended by deleting “2017 Replacement Term Loans” and replacing it with “2018 Replacement Term Loans”.
(viii)    The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder and, in the case of the 2018 Replacement Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “2018 Replacement Term Loans” opposite its name in the 2018 Replacement Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the Fourth Amendment Effective Date is $1,824,748,125.00. The Term Loan Commitments as of the Fourth Amendment Effective Date are for 2018 Replacement Term Loans.
(ix)    The definition of “Term Loan Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Term Loan Maturity Date” shall mean, with respect to (a) 2018 Replacement Term Loans that have not been extended pursuant to Section 2.28, June 27, 2025 and (b) with respect to Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Term Lenders (as the same may be further extended pursuant to Section 2.28).
(x)    Section 2.01(b) is hereby amended and restated in its entirety as follows:
(b)    Term Loan Commitments. Each Replacement Term Lender has made the 2018 Replacement Term Loans pursuant to the Fourth Amendment. The 2018 Replacement Term Loans shall constitute Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement.
(xi)    Section 2.10(b) is hereby amended and restated in its entirety as follows:
(b)    The principal amounts of the 2018 Replacement Term Loans shall be repaid in consecutive annual installments (each, an “Installment”) of 1.00% of the sum of (i) the original aggregate principal amount of the Existing Term Loans as of the Fourth Amendment Effective Date plus (ii) the original aggregate principal amount of any Incremental Term Loans of the same Class as the 2018 Replacement Term Loans from time to time after the Fourth Amendment Effective Date, on each anniversary of the Closing Date occurring prior to the Term Loan Maturity Date with respect to such 2018 Replacement Term Loans commencing on June 27, 2019. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any mandatory or voluntary prepayments of the 2018 Replacement Term Loans in accordance with Sections 2.12 and 2.13, as applicable and (2) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Termination Date.
(xii)    Section 2.13(a) is hereby amended by (A) deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2018 Replacement Term Loans”, and (B) deleting “Second Amendment” each place it appears and replace it with “Fourth Amendment”.
(xiii)    Section 2.13(d) is hereby amended by (A) deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2018 Replacement Term Loans” and (B) deleting “Second Amendment Effective Date” and replacing it with “Fourth Amendment Effective Date”.
(xiv)    Section 2.27(c) is hereby amended by deleting “2017 Replacement Term Loans” each place it appears and replacing it with “2018 Replacement Term Loans”.
(b)    (i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section Two hereof, the Replacement Term Lenders hereby agree to make 2018 Replacement Term Loans (as defined below) to the Borrower on the Fourth Amendment Effective Date (as defined below) in the aggregate principal amount of $1,824,748,125.00, which shall be used solely to refinance in full all outstanding Existing Term Loans.
(i)    As of the Fourth Amendment Effective Date, immediately prior to the effectiveness of the Fourth Amendment, the Administrative Agent has prepared and provided a true and correct copy to the Borrower of a schedule (the “2018 Replacement Term Loan Commitments Schedule”) which sets forth the allocated commitments received by it (the “2018 Replacement Term Loan Commitments”) from the Lenders providing the 2018 Replacement Term Loans. The Administrative Agent has notified each Replacement Term Lender of its allocated 2018 Replacement Term Loan Commitment. On the Fourth Amendment Effective Date, all Existing Term Loans shall be refinanced in full as follows:
(w)    the outstanding aggregate principal amount of Existing Term Loans of each Lender which does not have a 2018 Replacement Term Loan Commitment (each, a “Non-Converting Term Lender”) shall be repaid in full in cash;
(x)    to the extent any Lender has a 2018 Replacement Term Loan Commitment that is less than the full outstanding aggregate principal amount of Existing Term Loans of such Lender, such Lender shall be repaid in cash in an amount equal to the difference between the outstanding aggregate principal amount of

Existing Term Loans of such Lender and such Lender’s 2018 Replacement Term Loan Commitment (the “Non-Converting Term Portion”);
(y)    the outstanding aggregate principal amount of Existing Term Loans of each Lender which has a 2018 Replacement Term Loan Commitment (each, a “Converting Term Lender,” and, together with the Non-Converting Term Lenders, the “Existing Term Lenders”) shall automatically be converted into 2018 Replacement Term Loans (a “Converted 2018 Replacement Term Loan”) in a principal amount equal to such Converting Term Lender’s Existing Term Loans outstanding on the Fourth Amendment Effective Date immediately prior to such conversion, less an amount equal to any Non-Converting Term Portion; and
(z)    (1) each Replacement Term Lender that is not an Existing Term Lender (each, a “New Term Lender”) and (2) each Converting Term Lender with a 2018 Replacement Term Loan Commitment in an amount in excess of the aggregate principal amount of Existing Term Loans of such Converting Term Lender (such difference, the “New Term Commitment”), agrees to make to the Borrower a new Term Loan (each, a “New Term Loan” and, collectively, the “New Term Loans” and, together with the Converted 2018 Replacement Term Loans, the “2018 Replacement Term Loans”) in a principal amount equal to such Converting Term Lender’s New Term Commitment or such New Term Lender’s 2018 Replacement Term Loan Commitment, as the case may be, on the Fourth Amendment Effective Date, which 2018 Replacement Term Loans shall be subject to the terms of the Credit Agreement after giving effect to this Fourth Amendment.
(ii)    On the Fourth Amendment Effective Date, each Replacement Term Lender hereby agrees to fund its 2018 Replacement Term Loans in an aggregate principal amount equal to such Replacement Term Lender’s 2018 Replacement Term Loan Commitment as follows: (x) each Converting Term Lender shall fund its 2018 Replacement Term Loans to the Borrower by converting its then outstanding principal amount of Existing Term Loans into 2018 Replacement Term Loans in an equal principal amount as provided in clause (ii)(y) above, (y) (1) each Converting Term Lender with a New Term Commitment shall fund in cash an amount equal to its New Term Commitment to the Designated Replacement Term Lender and (2) each New Term Lender shall fund in cash an amount equal to its 2018 Replacement Term Loan Commitment to the Designated Replacement Term Lender, and (z) the Designated Replacement Term Lender shall fund in cash to the Borrower an amount equal to the New Term Commitment of each Converting Term Lender and the 2018 Replacement Term Loan Commitment of each New Term Lender.
(iii)    All outstanding Borrowings of Existing Term Loans shall continue in effect for the equivalent principal amount of 2018 Replacement Term Loans after the Fourth Amendment Effective Date and each resulting “borrowing” of 2018 Replacement Term Loans shall be deemed to constitute a new deemed “borrowing” under the Credit Agreement and be subject to the same Interest Period (and the same LIBO Rate) applicable to the Existing Term Loans to which it relates immediately prior to the Fourth Amendment Effective Date, which Interest Period shall continue in effect (until such Interest Periods expire, at which time subsequent Interest Periods shall be determined in accordance with the provisions of Section 2.05 of the Credit Agreement). New Term Loans shall be initially incurred as Eurodollar Loans and shall be allocated ratably to the outstanding deemed “borrowings” of 2018 Replacement Term Loans on the Fourth Amendment Effective Date. Each such Borrowing of New Term Loans shall be subject to (x) an Interest Period which commences on the Fourth Amendment Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans and (y) the same LIBO Rate applicable to the 2018 Replacement Term Loans. The 2018 Replacement Term Loans of each Replacement Term Lender shall be allocated ratably to such Interest Periods (based upon the relative principal amounts of Borrowings of Existing Term Loans subject to such Interest Periods immediately prior to the Fourth Amendment Effective Date), with the effect being that Existing Term Loans which are converted into Converted 2018 Replacement Term Loans hereunder shall continue to be subject to the same Interest Periods and any 2018 Replacement Term Loans that are funded in cash on the Fourth Amendment Effective Date shall be ratably allocated to the various Interest Periods as described above.
(iv)    On the Fourth Amendment Effective Date, the Borrower shall pay in cash (a) all interest accrued on the Existing Term Loans through the Fourth Amendment Effective Date and (b) to each Non-Converting Term Lender and each Converting Term Lender with a Non-Converting Term Portion, any breakage loss or expenses due under Section 2.15 of the Credit Agreement (it being understood that existing Interest Periods of the Existing Term Loans held by Replacement Term Lenders prior to the Fourth Amendment Effective Date shall continue on and after the Fourth Amendment Effective Date and shall accrue interest in accordance with Section 2.07 of the Credit Agreement on and after the Fourth Amendment Effective Date). Each Converting Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 2.15 of the Credit Agreement with respect to the repayment of that portion of its Existing Term Loans with the proceeds of Converted 2018 Replacement Term Loans.
(v)    On the Fourth Amendment Effective Date, all promissory notes, if any, evidencing the Existing Term Loans shall be automatically cancelled, and any Replacement Term Lender may request that its 2018 Replacement Term Loan be evidenced by a promissory pursuant to Section 2.10(f) of the Credit Agreement.
SECTION TWO - Conditions to Effectiveness. The provisions of Section One of this Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:
(a)    The Borrower, the Guarantor, the Administrative Agent, the Designated Replacement Term Lender, the Replacement Term Lenders and such other lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, attention: Dylan Scher;
(b)    all reasonable invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this Fourth Amendment)

shall have been paid to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date (or such shorter period as may be agreed by the Borrower);
(c)    the Administrative Agent shall have received an Officer’s Certificate certifying as to the Collateral Coverage Ratio in accordance with Section 4.02(d) of the Credit Agreement;
(d)    the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for the Borrower and the Guarantor addressed to the Administrative Agent and the Replacement Term Lenders party hereto, and dated the Fourth Amendment Effective Date;
(e)    the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Fourth Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this Fourth Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (e)), (ii) attaching each constitutional document of each Loan Party or certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the Fourth Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);
(f)    the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date; and provided, further, that for purposes of this clause (f), the representations and warranties contained in (i) Section 3.04(a) of the Credit Agreement shall be deemed to refer to Parent’s Annual Report on Form 10-K for 2017 filed with the SEC (as amended) and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed since December 31, 2017 by Parent with the SEC (as amended) and (ii) Section 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2017, included in Parent’s Annual Report on Form 10-K for 2017 filed with the SEC (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended March 31, 2018, and (B) as to the absence of any event occurring and continuing, or resulting from this Fourth Amendment on, the Fourth Amendment Effective Date, that constitutes a Default or Event of Default; and
(g)    the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03(b) of the Credit Agreement not later than 1:00 p.m. New York City time one (1) Business Day before the Fourth Amendment Effective Date or such shorter time as the Administrative Agent may agree.
SECTION THREE - No Default; Representations and Warranties. In order to induce the Replacement Term Lenders and the Administrative Agent to enter into this Fourth Amendment, the Borrower represents and warrants to each of the Replacement Term Lenders and the Administrative Agent that, on and as of the date hereof after giving effect to this Fourth Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this Fourth Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date; and provided, further, that for purposes of this Section Five, the representations and warranties contained in (i) Section 3.04(a) of the Credit Agreement shall be deemed to refer to Parent’s Annual Report on Form 10-K for 2017 filed with the SEC (as amended) and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed since December 31, 2017 by Parent with the SEC (as amended) and (ii) Section 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2017, included in Parent’s Annual Report on Form 10-K for 2017 filed with the SEC (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended March 31, 2018.
SECTION FOUR - Confirmation. The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are, and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents shall include, without limitation, all obligations of the Borrower with respect to the 2018 Replacement Term Loans (after giving effect to this Fourth Amendment) and all obligations of the Guarantor with respect to the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (including the Obligations under the 2018 Replacement Term Loans incurred pursuant to this Fourth Amendment) pursuant to the Collateral Documents.
SECTION FIVE - Reference to and Effect on the Credit Agreement. On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Fourth Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION SIX - Execution in Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Fourth Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
SECTION SEVEN - Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION EIGHT - Miscellaneous. (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.
(b) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Fourth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Term Loan Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.
AMERICAN AIRLINES, INC., as the Borrower
By: /s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer
AMERICAN AIRLINES GROUP INC., as Parent and Guarantor
By: /s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

[Fourth Amendment to Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By: /s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

By: /s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Fourth Amendment to Credit and Guaranty Agreement]

BARCLAYS BANK PLC,
as the Designated Replacement Term Lender
By:    /s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Fourth Amendment to Credit and Guaranty Agreement]